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                                                                     EXHIBIT 4.1

CA                                  SKILLED                                   CA
                                   HEALTHCARE
                                     GROUP

INCORPORATED UNDER THE                                         SEE REVERSE FOR
  LAWS OF THE STATE                                          CERTAIN DEFINITIONS
     OF DELAWARE
                                                              CUSIP 83066R 10 7

THIS CERTIFIES THAT


IS THE RECORD HOLDER OF

          FULLY PAID AND NONASSESSABLE SHARES OF CLASS A COMMON STOCK,
                              $0.001 PAR VALUE, OF
                         SKILLED HEALTHCARE GROUP, INC.
  transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Date:                                   COUNTERSIGNED AND REGISTERED:
                                                  WELLS FARGO BANK, N.A.
                                                                  TRANSFER AGENT
                                                                   AND REGISTRAR

SKILLED HEALTHCARE GROUP
       CORPORATE

          SEAL
          2005
                              /s/ illegible            /s/ illegible            BY: /s/ illegible
        DELAWARE                President                Secretary

                                        AUTHORIZED SIGNATURE     HERITAGE PRESS